Deloitte & Touche LLP

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Chicago, IL 60605 USA

Tel: +1 312 486 1000

Fax: +1 312 486 1486

www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment Registration Statement on Form N-1A of our report dated February 23, 2026, relating to the financial statements and financial highlights of Schwartz Investment Trust, including Ave Maria Growth Fund, Ave Maria Rising Dividend Fund, Ave Maria Value Fund, Ave Maria World Equity Fund, Ave Maria Growth Focused Fund, Ave Maria Value Focused Fund, and Ave Maria Bond Fund, appearing in the Annual Report on Form N-CSR of Schwartz Investment Trust for the year ended December 31, 2025, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

Chicago, Illinois

April 27, 2026